Exhibit 3.160
CERTIFICATE OF CHANGE
OF
AMERICAN TRANSFER COMPANY, INC.
UNDER SECTION 805-A OF THE BUSINESS CORPORATION LAW
     WE, THE UNDERSIGNED, D. W. Slager and Thomas K. Kehoe being respectively the President and the Secretary hereby certify:
     1. The name of the corporation is AMERICAN TRANSFER COMPANY, INC. It was incorporated under the name Duffy Ave. Realty Corp.
     2. The Certificate of Incorporation of said corporation was filed by the Department of State on November 26, 1993.
     3. The following was authorized by the Board of Directors:
     To change the post office address to which the Secretary of State shall mail a copy of process in any action or proceeding against the corporation which may be served on him from 344 Duffy Avenue, Hicksville, NY 11801 to c/o C T Corporation System, 1633 Broadway, New York, N.Y. 10019.
     To designate C T CORPORATION SYSTEM, 1633 Broadway, New York, N.Y. 10019 as its registered agent in New York upon whom all process against the corporation may be served.
     IN WITNESS WHEREOF, we have signed this certificate on the 2nd day of February, 1998 and we affirm the statements contained therein as [ILLEGIBLE] under penalties of perjury.

/s/ D.W. Slager D.W. Slager, Vice President

/s/ Thomas K. Kehoe

Thomas K. Kehoe, Secretary

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IN WITNESS WHEREOF, this certificate has been subscribed this 20th day of MARCH, 1995 by the undersigned who affirm(s) that the statements made herein are true under the penalties of perjury.

Type name	Capacity in which signed	Signature
JAMES ALESSANDRIA	President, director & shareholder	/s/ James Alessandria
JOHN TROPIANO	Vice President, director & Shareholder	/s/ John Tropiano
JOHN PERSCHILLI	Secretary, director & Shareholder	/s/ John Perschilli
ROCCO CASAGRANDE	Treasurer, director & Shareholder	/s/ Rocco Casagrande
FILED
Mar 21 3 18 PH ‘95
Certificate of Amendment of the Certificate of Incorporation of
DUFFY AVE. REALTY CORP.
under Section 805 of the Business Corporation Law

Filed By:	JOHN J. TENENBAUM [ILLEGIBLE]
Address:	437 ROCKAWAY [ILLEGIBLE]
VALLEY STREAM [ILLEGIBLE] 11581
     RECEIVED
Mar 20    4   18 PH ‘95

STATE OF NEW YORK
DEPARTMENT OF STATE

FILED MAR 21 1995
TAX $
BY:	/s/ [ILLEGIBLE]

LIGHTNING LEGAL SERVICES
P.O. BOX 9132 ALBANY, N.Y. 12209

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Certificate of Amendment of the Certificate of Incorporation of
DUFFY AVE. REALTY CORP.
under Section 805 of the Business Corporation Law
IT IS HEREBY CERTIFIED THAT:
     (1) The name of the corporation is DUFFY AVE. REALTY CORP.
     (2) The certificate of incorporation was filed by the department of state on the 26th day of November 1993 and a Certificate of Amendment changing the name to AMERICAN TRANSFER COMPANY INC. was filed on 12-28-93, and a Certificate of the Amendment changing the name to DUFFY AVE. REALTY CORP. was filed on August 16, 1994.
     (3) The certificate of incorporation of this corporation is hereby amended to effect the following change [ILLEGIBLE]
Paragraph “1” of the Certificate of Incorporation shall be amended to read as follows:
“FIRST: The name of the corporation is AMERICAN TRANSFER COMPANY, INC.”
[ILLEGIBLE]

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     (4) The amendment to the certificate of incorporation was authorized:
[ILLEGIBLE]
• first, by unanimous written consent of all the directors.
[ILLEGIBLE]
• and then by unanimous written consent of the holders of all the outstanding shares entitled to vote thereon.
[ILLEGIBLE]
[ILLEGIBLE]

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[ILLEGIBLE]
Certificate of Amendment of the Certificate of Incorporation of
AMERICAN TRANSFER COMPANY INC.
under Section 805 of the Business Corporation Law
IT IS HEREBY CERTIFIED THAT:
(1) The name of the corporation is AMERICAN TRANSFER COMPANY INC.
(2) The certificate of incorporation was filed by the department of state on the 26th day of November 1993, and a Certificate of Amendment changing the name to AMERICAN TRANSFER COMPANY INC. was filed on 12-28-93.
(3) The certificate of incorporation of this corporation is hereby amended to effect the following change*
Paragraph “1” of the Certificate of Incorporation shall be amended to read as follows:
“FIRST: The name of the corporation is DUFFY AVE. REALTY CORP.”
[ILLEGIBLE]

(4) The amendment to the certificate of incorporation was authorized:
[ILLEGIBLE]
• first, by unanimous written consent of all the directors.
[ILLEGIBLE]
• and then by unanimous written consent of the holders of all the outstanding shares entitled to vote thereon.
[ILLEGIBLE]
[ILLEGIBLE]

IN WITNESS WHEREOF, this certificate has been subscribed this 15th day of August 19[ILLEGIBLE] by the undersigned who affirm(s) that the statements made herein are true under the penalties of perjury.

Type name	Capacity in which signed	Signature
JAMES ALESSANDRIA	President, director & shareholder	/s/ James Alessandria
JOHN TROPIANO	Vice President, director & Shareholder	/s/ John Tropiano
JOHN PERSCHILLI	Secretary, director & Shareholder	/s/ John Perschilli
ROCCO CASAGRANDE	Treasurer, director & Shareholder	/s/ Rocco Casagrande
Certificate of Amendment of the Certificate of Incorporation of
AMERICAN TRANSFER COMPANY INC.
under Section 805 of the Business Corporation Law
STATE OF NEW YORK
DEPARTMENT OF STATE
FILED AUG 16 1994
[ILLEGIBLE]
ELB
NASSAV

Filed By:	JOHN J. TENENBAUM
Address:	437 Rocksway Avenue
Valley Stream, N.Y. 11581
LIGHTNING LEGAL SERVICES
P.O. BOX 9132 ALBANY, N.Y. 12209

CERTIFICATE OF INCORPORATION
OF
DUFFY AVE. REALTY CORP.
PURSUANT TO SECTION 402 OF THE BUSINESS CORPORATION LAW
STATE OF NEW YORK
DEPARTMENT OF STATE
FILED NOV 26 1993
TAXS 10
BY: SRW
[ILLEGIBLE]
FILED BY:
KERRY GUNNE
LIGHTNING LEGAL SERVICES
P.O. BOX 9132
ALBANY NY 12209
LIGHTNING LEGAL SERVICES
P.O. BOX 9132 ALBANY, N.Y. 12209

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CERTIFICATE OF INCORPORATION
OF
DUFFY AVE. REALTY CORP.
Pursuant to Section 402 of the Business Corporation Law
It is hereby certified that:
1. The name of the corporation is DUFFY AVE. REALTY CORP.
2. The purposes for which the corporation is formed are:
To do any act or activity for which corporations may be formed under the Business Corporation Law, provided that the corporation shall not engage in any act or activity which requires the consent or approval of any state office, agency, board, department or any other body without first obtaining such consent or approval.
For the accomplishment of the aforesaid purposes, and in furtherance thereof, the corporation shall have and may exercise all of the powers-conferred by the Business Corporation Law upon corporations formed thereunder, subject to any limitations contained in Article 2 of said law or in accordance with the provisions of any other statute of the State of New York.
3. The office of the corporation will be located in the County of Nassau State of New York.
4. The aggregate number of shares which the corporation shall be authorized to issue is two hundred (200) without par value.
5. The Secretary of State is hereby designated as agent of the corporation upon whom process against the corporation may be served. The Post Office address to which the Secretary of State shall mail a copy of any such process is:
344 Duffy Avenue
Hicksville, NY 11801
In witness whereof, the undersigned affirms under the penalties of perjury that the statements contained herein are true.
Dated: 11-24-93

/s/ Kerry Gunner Kerry Gunner
6 South Marshall Street
Albany, NY 12209
Federal ID: 11-3189094
page 170 of 394 pages

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